AMENDMENT NO. 4 TO
EMPLOYMENT AGREEMENT

     This is an Amendment dated December 10, 2004 (the “Amendment”) to the Employment Agreement (as hereinafter defined) by and between SELECT MEDICAL CORPORATION, a Delaware corporation (the “Employer”), and ROBERT A. ORTENZIO, an individual (the “Employee”).

Background

     A. The Employer and the Employee executed and delivered that certain Employment Agreement dated as of March 1, 2000, that certain Amendment No. 1 to Employment Agreement dated as of August 8, 2000, that certain Amendment No. 2 to Employment Agreement dated as of February 23, 2001, and that certain Amendment No. 3 to Employment Agreement dated as of September 17, 2001 (as amended, the “Employment Agreement”). The Employer and the Employee now desire to further amend the Employment Agreement as hereinafter provided.

     B. Accordingly, and intended to be legally bound hereby, the Employer and the Employee agree as follows:

Agreement

1. Section 1.02 of the Employment Agreement is hereby amended and restated as follows:

“1.02 Capacity. The Employee shall serve as President and Chief Executive Officer of the Employer until January 1, 2005. From and after January 1, 2005, the Employee shall serve as the Chief Executive Officer of the Employer.”

     2. Except as amended hereby, the Employment Agreement shall continue in effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SELECT MEDICAL CORPORATION

By:	/s/ Michael E. Tarvin
Michael E. Tarvin,
Senior Vice President

/s/ Robert A. Ortenzio
Robert A. Ortenzio